UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 11, 2020

TRIBUNE PUBLISHING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

160 N. Stetson Avenue, Chicago, Illinois, 60601
(Address and Zip Code of Principal Executive Offices)

(312) 222-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPCO	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a material definitive agreement.
On December 11, 2020, Tribune Publishing Company, LLC ("Tribune"), a wholly-owned subsidiary of Tribune Publishing Company (the "Company"), entered into a Membership Unit Purchase Agreement (the “Agreement”), by and among Tribune, BR Holding Company, Inc. (collectively the "Sellers"), BestReviews LLC, and Nexstar Inc. (“Buyer”), pursuant to which the Sellers will sell 100% of BestReviews LLC to Buyer for an aggregate purchase price of $160 million in cash (the “Transaction”). Under the terms of the Transaction, Tribune will receive 60% of the $160 million cash selling price net of transaction fees, subject to a customary working capital adjustment. BestReviews LLC is owned 60% by Tribune and 40% by BR Holding Company, Inc. BR Holding Company, Inc. is a 5.2% shareholder in the Company.
The representations and warranties made by Tribune and Buyer in the Agreement are to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Agreement are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Agreement. While the Company does not believe that these disclosure schedules contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Agreement. Investors should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about Tribune or Buyer because they were only made as of the date of the Agreement and are modified in important part by the underlying disclosure schedules. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between Tribune and Buyer rather than establishing matters as fact. Information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The foregoing description of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On December 16, 2020, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)        Exhibits
Exhibit No.    Description
2.1*        Membership Unit Purchase Agreement, dated as of December 11, 2020, by and among Nexstar Inc., BestReviews LLC, Tribune Publishing Company, LLC, and BR Holding Company, Inc.
99.1        Press release dated December 16, 2020.
104         Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: December 16, 2020	By:	/s/ Michael N. Lavey
Michael N. Lavey
Interim Chief Financial Officer, Chief Accounting Officer and Controller